QT Imaging Announces Plans to Relist on Nasdaq
Company to Effect 3:1 Reverse Stock Split

Novato, Calif. – October 20, 2025 – QT Imaging Holdings, Inc. (“QT Imaging” or the “Company”) (OTCQB: QTIH), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced that it has submitted its application to relist on the Nasdaq Capital Market (“Nasdaq”). In connection with this planned relisting, the Company also announced that its Board of Directors has approved a 3:1 reverse stock split of the Company’s issued and outstanding common stock. The reverse stock split is intended to fulfill the requirement that the Company's common stock must be $4.00 or higher at the time of listing on Nasdaq.
“Our application to relist on Nasdaq less than a year after leaving the exchange, coupled with a conservative reverse stock split ratio, is a testament to the exciting momentum and strong growth trajectory in our business,” said QT Imaging’s Chief Executive Officer, Dr. Raluca Dinu. “Moving back to a national exchange represents a significant step toward creating long-term stockholder value and attracting a broader, more diverse stockholder base.”
At the annual meeting held on August 19, 2025, the Company’s stockholders approved the reverse stock split. The Board of Directors was authorized to implement the reverse stock split and fix the ratio of the split within a range of 2:1 to 20:1. On October 17, 2025, the Board of Directors determined to fix the ratio for the reverse stock split at 3:1.
The reverse stock split will become effective at 4:01 p.m. EDT on October 23, 2025, after close of trading, and the shares of common stock will begin trading on a split-adjusted basis on the OTCQB under the existing trading symbol "QTIH" on October 24, 2025. The new CUSIP number for the Company’s common stock following the reverse stock split will be 746962307.
At the effective time of the 3:1 reverse stock split, every three (3) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the issued and outstanding shares of common stock will be reduced from 35,671,332 to 11,890,444 shares, subject to all fractional shares of common stock being rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, factoring in the treatment of fractional shares, the Company will have at least approximately 11,890,612 shares of common stock issued and outstanding.
Continental Stock Transfer and Trust Company (“CST”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Stockholders of record holding certificates representing pre-split shares of the Company’s common stock, as applicable, will receive a letter of transmittal from CST with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from CST. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, stockholders of record who held pre-split certificates will receive their post-split shares book-entry and will be receiving a statement from CST regarding their common stock ownership post-reverse stock split.
Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants exercisable for shares of common stock, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of common stock.
Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2025, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://qtimaging.com.

Stephen Kilmer
Head of Investor Relations
Stephen.Kilmer@qtimaging.com
Direct: (646) 274-3580
About QT Imaging Holdings, Inc.
QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the Company’s planned reverse stock split and its application to relist on Nasdaq, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future business plans. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: research results from the use of the QT Imaging Breast Acoustic CT Scanner, the ability of QT Imaging Holdings to sell and deploy the QT Imaging Breast Acoustic CT Scanner, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends, and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging Holdings’ filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.